UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 27, 1998


                                 BACOU USA, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


                0-28040                      05-0470688
           (Commission File Number) (IRS Employer Identification No.)


          10 THURBER BOULEVARD, SMITHFIELD, RI         02917
         (Address of principal executive offices)    (Zip Code)


        Registrant's telephone number, including area code: 401-233-0333



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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.


     On February 27, 1998, Bacou USA Safety, Inc. ("Bacou Safety"), a wholly-owned subsidiary of Bacou USA, Inc. ("Bacou"), consummated the following transactions (collectively, the "Transactions"): (i) acquired substantially all of the assets and assumed substantially all of the liabilities of Howard S. Leight & Associates (d/b/a Howard Leight Industries, Inc.) ("Leight") pursuant to an Asset Purchase Agreement with Leight dated as of December 31, 1997 and a First Amendment to Asset Purchase Agreement dated as of February 27, 1998, (ii) acquired all of the capital stock of Howard Leight de Mexico S.A. de C.V. ("Leight Mexico") (except for one share of capital stock which was purchased by Bacou in order to satisfy a statutory requirement that Leight Mexico have two stockholders) from Leight and Howard S. Leight ("H. Leight") pursuant to the terms of a Stock Purchase Agreement dated February 27, 1998 by and among Bacou Safety, Leight and H. Leight and (iii) acquired all of the capital stock of Howard Leight (Europe) Limited ("Leight Europe") from H. Leight and John Dean pursuant to a Stock Purchase Agreement dated as of February 27, 1998 among Bacou Safety, Leight, H. Leight and John Dean.

     Leight, together with Leight Mexico and Leight Europe design, manufacture and sell a complete line of hearing protection products, including disposable ear plugs, reusable ear plugs and ear muffs. Leight's principal business location is in San Diego, California. Assets acquired include physical property, intellectual property and working capital. Bacou intends to continue to use acquired physical property for the manufacture of hearing protection products.

     In February 1998, the Company entered into a Credit Line Agreement (the "BNP Credit Line") with Banque Nationale de Paris ("BNP"). The BNP Credit Line provides for borrowings in the amount of $110.0 million for the purpose of financing the acquisition of Leight, bears interest at an annual rate equal to three month LIBOR plus 0.3%, requires principal repayments in equal quarterly installments over seven years, and requires interest payments quarterly. In addition, the Company is required to pay quarterly a commitment fee equal to 0.2% per annum on the outstanding balance. As a one-time financing fee, the Company paid BNP 0.08% or $88,000 plus documentary costs.

     The Company paid cash consideration of $125.9 million in connection with the closing of the Transactions, $5.9 million of which represented the refinancing of Leight indebtedness. Funding of the cash consideration was provided by the following: (i) an advance of $110 million under the BNP Credit Line; (ii) an advance of $14.3 million under Bacou's revolving credit line facility with Citizens Bank of Rhode Island; and (iii) the balance from Bacou's cash balances.

     Upon consummation of the Transactions, H. Leight entered into a consulting agreement with Bacou and joined the Boards of Directors of Bacou and Bacou S.A.
H. Leight was the founder and sole stockholder of Leight. Bacou S.A. is a French Societe Anonyme based in Valence, France and is the majority shareholder of Bacou, currently holding approximately 71.7 percent of the issued and outstanding shares of Bacou. Since 1993, Bacou S.A. has been the exclusive distributor of Leight products in France. Total sales by Leight to Bacou S.A. in 1997 were less than two percent of the total sales of Leight in 1997.




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Item 7.  FINANCIAL STATEMENTS AND  EXHIBITS.

     (a)  Financial Statements of Businesses Acquired

          To be filed by amendment within 60 days of the filing hereof pursuant to Item 7 of Form 8-K

     (b)  Pro Forma Financial Information

          To be filed by amendment within 60 days of the filing hereof pursuant to Item 7 of Form 8-K

     (c)  Exhibits

          See exhibit index annexed hereto

          ITEM 601
          EXHIBIT TABLE REFERENCE            EXHIBIT TITLE

          Exhibit 2(a)                       Asset Purchase Agreement dated
                                             as of  December  31,  1997  between
                                             Bacou  USA  Safety,   Inc.  ("Bacou
                                             Safety")  and  Howard  S.  Leight &
                                             Associates,   Inc.   (d/b/a  Howard
                                             Leight Industries, Inc.) ("Leight")

          Exhibit 2(b) Letter Agreement by and between Howard S. Leight ("H. Leight") and Bacou USA, Inc. ("Bacou")

          Exhibit 2(c)                       Letter Agreement by and among H.
                                             Leight, Bacou, S.A. and Engineering
                                             Bacou S.A.

          Exhibit 2(d) First Amendment to Asset Purchase Agreement dated as of February 27, 1998

          Exhibit 2(e) Stock Purchase Agreement dated as of February 27, 1998 among Bacou Safety, Leight, H. Leight and John Dean pertaining to the acquisition of the stock of Howard Leight (Europe) Limited

          Exhibit 2(f) Stock Purchase Agreement dated as of February 27, 1998 among Bacou Safety, Leight and H. Leight pertaining to the acquisition of
                                             the  stock  of  Howard   Leight  de
                                             Mexico S.A. de C.V.

          Exhibit 10(a) Credit Line from Banque Nationale de Paris dated February 19, 1998 ("Credit Line")

          Exhibit 10(b)                      Appendix 3 to Credit Line

          Exhibit 99(a) Employment Agreement dated as of February 27, 1998 between John Dean and Bacou USA Safety, Inc.

          Exhibit 99(b) Employment Agreement dated as of February 27, 1998 between Robert Hanover and Bacou USA Safety, Inc.

          Exhibit 99(c) Employment Agreement dated as of February 27, 1998 between Ken David Meyers and Bacou USA Safety, Inc.

          Exhibit 99(d) Employment Agreement dated as of February 27, 1998 between Thomas A. Wagner and Bacou USA Safety, Inc.

          Exhibit 99(e) Consultant Agreement dated as of February 27, 1998 between Howard S. Leight and Bacou USA Safety, Inc.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             BACOU USA, INC.
                                             Registrant


                                             By:/S/ PHILIP B. BARR
                                             ----------------------------------
                                                    Philip B. Barr
                                                    Executive Vice President and
                                                    Chief Financial Officer



Dated:  March 13, 1998